UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        August 18, 2014
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Alyn R. Holt, Executive Chairman and Chairman of the Board of inTEST Corporation (the "Company"), advised the Company today of his intent to file a notice of proposed sales of securities covering 24,000 shares of the Company's common stock (the "Shares") held by the Alyn R. Holt Year 2001 Irrevocable Agreement of Trust (the "Trust"). The Trust was established in 2001 by Mr. Holt for the benefit of an unrelated third party. The sale of the Shares will provide liquidity to the trust to meet the current and future needs of the beneficiary. The Shares had been subject to a Trading Plan, however, in order to meet the immediate needs of the beneficiary, the Trust has terminated the Trading Plan. All other Trading Plans involving Mr. Holt, his family members and other trusts (the "Holt Group") remain in place as previously reported by the Holt Group on Form 13D/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   August 18, 2014